EXHIBIT 99.1

Upland Software Reports Fourth Quarter 2022 Financial Results
Company Beats Q4 Revenue Guidance and Announces Comprehensive Growth Plan
February 23, 2023, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the fourth quarter 2022 and issued guidance for its first quarter and full year of 2023. The company also announced a comprehensive growth plan to drive long-term shareholder value.

Fourth Quarter 2022 Financial Highlights

•Total revenue was $78.8 million, an increase of 4% from $75.7 million in the fourth quarter of 2021. Total revenue growth includes a negative impact of 3% from changes in foreign currency exchange rates ("FX"). Without FX, total revenue growth would have been 7%.
•Subscription and support revenue was $74.1 million, an increase of 3% from $72.3 million in the fourth quarter of 2021. Subscription and support revenue growth includes a negative impact of 3% from FX. Without FX, subscription and support revenue growth would have been 5%.
•GAAP net loss was $22.7 million compared to a GAAP net loss of $7.5 million in the fourth quarter of 2021. GAAP net loss attributable to common stockholders was $24.0 million compared to GAAP net loss attributable to common stockholders of $7.5 million in the fourth quarter of 2021. GAAP net loss per share attributable to common stockholders was $0.75 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.24 per share in the fourth quarter of 2021. This year-over-year increase in quarterly GAAP net loss is primarily attributable to a $12.5 million non-cash Goodwill impairment charge.
•Adjusted EBITDA was $24.3 million, or 31% of total revenue, compared to $25.1 million, or 33% of total revenue, in the fourth quarter of 2021.
•GAAP operating cash flow was $5.8 million, compared to GAAP operating cash flow of $13.1 million in the fourth quarter of 2021. Free cash flow was $5.7 million, compared to free cash flow of $12.9 million in the fourth quarter of 2021.
•Cash on hand as of the end of the fourth quarter of 2022 was $248.7 million.

"In Q4, we beat our revenue guidance midpoint, even after FX headwinds," said Jack McDonald, Upland's chairman and chief executive officer. "We are also announcing today our new growth plan. Developed over the past six months, our plan sharpens product focus and is centered around an efficient digital marketing and inside sales capability and an expanded cost-effective offshore development platform. We believe that the meaningful investments we are making now as part of this comprehensive plan will enable us to drive higher core organic growth and higher AEBITDA margins and enhance shareholder value over time. We will be discussing our growth plan in further detail on our Q4 earnings call.”

Fourth Quarter Business Highlights

•Our Net Dollar Retention Rate as of December 31, 2022 was 95%.

•We expanded relationships with 310 existing customers, 38 of which were major expansions. We also welcomed 204 new customers to Upland in the fourth quarter, including 21 new major customers.
•RightAnswers announced the release of RightAnswers X, a browser extension that powers the connected knowledge experience, seamlessly unlocking the possibility to deliver knowledge to every corner of the enterprise through AI-powered centralized search.
•Upland celebrated the first anniversary of our Center of Excellence located in India, which serves as our global R&D cornerstone. Over the course of 2022, Upland began to scale our full-time R&D employee presence in India furthering our ability to deliver specialized, customer-driven product solutions.
•Subsequent to quarter end, Upland welcomed a new Chief Sales Officer, Oliver Yates. With over 20 years of SaaS sales experience, Oliver most recently transformed and led the Digital Sales team at Infor, a global leader in business cloud software products. Additionally, Upland welcomed Michael Frannea as our new head of marketing and demand generation. Michael joins from TIBCO where he led the company’s global demand generation and digital marketing efforts across a set of complex and diverse solutions and products. Finally, we promoted Karen Cummings to EVP and Senior GM based on her demonstrated exceptional leadership and product performance at Upland.

Business Outlook

The guidance below reflects the significant incremental sales, marketing and product investments that Upland is making as part of its comprehensive growth plan.

For the quarter ending March 31, 2023, Upland expects reported total revenue to be between $72.0 and $78.0 million, including subscription and support revenue between $67.5 and $72.5 million, for a decline in total revenue of 5% at the mid-point over the quarter-ended March 31, 2022. First quarter 2023 Adjusted EBITDA is expected to be between $15.5 and $18.5 million, for an Adjusted EBITDA margin of 23% at the mid-point. This Adjusted EBITDA guide at the mid-point is a decrease of 27% from the quarter-ended March 31, 2022.

For the full year ending December 31, 2023, Upland expects reported total revenue to be between $288.0 and $312.0 million, including subscription and support revenue between $269.0 and $289.0 million, for a decline in total revenue of 5% at the mid-point over the year ended December 31, 2022. Full year 2023 Adjusted EBITDA is expected to be between $63.0 and $75.0 million, for an Adjusted EBITDA margin of 23% at the mid-point. This Adjusted EBITDA guide at the midpoint is a decrease of 29% over the year ended December 31, 2022.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-888-800-8770 in North America or +1-646-307-1953 if outside North America, international rates apply. Attendees will need to use access code 6485253 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our 1,800+ enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill.

Upland measures our ability to grow and retain annualized recurring revenue ("ARR") from existing clients using a metric we refer to as our annual net dollar retention rate. We define ARR as the value as of December 31 that equals the monthly value of our recurring revenue contracts measured as of December 31 multiplied by 12. This measure excludes the revenue value of uncontracted overage fees, on-demand service fees and Sunset Assets. We define annual net dollar retention rate as of December 31 as the aggregate ARR as of December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate ARR value from all customers as of December 31 of the prior fiscal year. This measure excludes the revenue value of uncontracted overage fees, on-demand service fees and our Sunset Assets.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, impairment of goodwill and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to:our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; the risk that we did not consider another contingency included in this list; our expectations as to the payment of dividends; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$74,148	$72,299	$297,887	$287,621
Perpetual license	1,628	699	6,948	2,150
Total product revenue	75,776	72,998	304,835	289,771
Professional services	3,035	2,732	12,468	12,245
Total revenue	78,811	75,730	317,303	302,016
Cost of revenue:
Subscription and support	24,201	23,357	93,948	92,168
Professional services and other	2,506	1,841	9,793	7,285
Total cost of revenue	26,707	25,198	103,741	99,453
Gross profit	52,104	50,532	213,562	202,563
Operating expenses:
Sales and marketing	14,131	14,003	59,416	55,097
Research and development	10,799	10,199	46,187	42,693
General and administrative	14,352	15,615	70,462	76,901
Depreciation and amortization	11,699	10,530	43,669	41,315
Acquisition-related expenses	2,632	2,429	21,556	21,234
Impairment of goodwill	12,500	—	12,500	—
Total operating expenses	66,113	52,776	253,790	237,240
Loss from operations	(14,009)	(2,244)	(40,228)	(34,677)
Other expense:
Interest expense, net	(6,275)	(7,926)	(29,145)	(31,626)
Other income (expense), net	(2,479)	559	(781)	(253)
Total other expense	(8,754)	(7,367)	(29,926)	(31,879)
Loss before benefit from income taxes	(22,763)	(9,611)	(70,154)	(66,556)
Benefit from income taxes	87	2,140	1,741	8,344
Net loss	$(22,676)	$(7,471)	$(68,413)	$(58,212)
Preferred stock dividends	(1,300)	—	(1,846)	—
Net loss attributable to common stockholders	$(23,976)	$(7,471)	$(70,259)	$(58,212)
Net income (loss) per common share:
Net loss per common share, basic and diluted	$(0.75)	$(0.24)	$(2.23)	$(1.92)
Weighted-average common shares outstanding, basic and diluted	31,906,980	30,677,368	31,528,881	30,295,769

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$248,653	$189,158
Accounts receivable, net of allowance	47,594	50,499
Deferred commissions, current	10,961	9,824
Unbilled receivables	5,313	4,801
Prepaid expenses and other current assets	8,774	8,709
Total current assets	321,295	262,991
Tax credits receivable	2,411	3,345
Property and equipment, net	1,830	2,667
Operating lease right-of-use asset	5,719	6,454
Intangible assets, net	248,851	279,920
Goodwill	477,043	457,472
Deferred commissions, noncurrent	13,794	14,808
Interest rate swap assets	41,168	—
Other assets	1,348	1,350
Total assets	$1,113,459	$1,029,007
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,939	$20,362
Accrued compensation	7,393	9,829
Accrued expenses and other current liabilities	10,644	9,086
Deferred revenue	106,465	102,847
Liabilities due to sellers of businesses	5,429	7,607
Operating lease liabilities, current	3,205	3,546
Current maturities of notes payable	3,136	3,167
Total current liabilities	151,211	156,444
Notes payable, less current maturities	511,847	515,163
Deferred revenue, noncurrent	4,707	2,058
Operating lease liabilities, noncurrent	4,947	6,773
Noncurrent deferred tax liability, net	18,416	22,793
Interest rate swap liabilities	—	8,409
Other long-term liabilities	1,170	1,079
Total liabilities	692,298	712,719
Series A Convertible Preferred Stock	112,291	—
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	606,755	568,384
Accumulated other comprehensive loss	11,110	(11,514)
Accumulated deficit	(308,998)	(240,585)
Total stockholders’ equity	308,870	316,288
Total liabilities, convertible preferred stock and stockholders’ equity	$1,113,459	$1,029,007

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(22,676)	$(7,471)	$(68,413)	$(58,212)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,813	13,508	56,146	52,928
Change in fair value of liabilities due to sellers of businesses	—	(1,007)	(75)	(4,510)
Deferred income taxes	(3,784)	(3,453)	(7,075)	(11,179)
Amortization of deferred costs	3,157	2,665	12,198	8,948
Foreign currency re-measurement loss	(52)	7	(12)	25
Non-cash interest and other expense	569	567	2,256	2,249
Non-cash stock compensation expense	7,579	10,452	41,602	53,873
Non-cash loss on impairment of goodwill	12,500	—	12,500	—
Non-cash loss on retirement of fixed assets	53	—	79	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(8,496)	(13,413)	9,691	(1,665)
Prepaid expenses and other current assets	2,314	(3,829)	(2,741)	(7,499)
Accounts payable	(5,711)	4,218	(7,175)	10,865
Accrued expenses and other liabilities	(2,757)	(1,549)	(14,013)	(9,660)
Deferred revenue	8,332	12,397	(4,989)	5,575
Net cash provided by operating activities	5,841	13,092	29,979	41,738
Investing activities
Purchase of property and equipment	(148)	(150)	(866)	(1,115)
Purchase business combinations, net of cash acquired	—	—	(62,356)	(92,417)
Net cash used in investing activities	(148)	(150)	(63,222)	(93,532)
Financing activities
Payments on finance leases	—	—	—	(12)
Proceeds from notes payable, net of issuance costs	(3)	(2)	(203)	(122)
Payments on notes payable	(1,350)	(1,350)	(5,400)	(5,400)
Issuance of Series A Convertible Preferred stock, net of issuance costs	(75)	—	110,445	—
Taxes paid related to net share settlement of equity awards	(417)	(609)	(1,576)	(982)
Issuance of common stock, net of issuance costs	1	46	191	274
Additional consideration paid to sellers of businesses	(1,132)	(1,169)	(9,306)	(1,938)
Net cash provided by (used in) financing activities	(2,976)	(3,084)	94,151	(8,180)
Effect of exchange rate fluctuations on cash	4,216	(284)	(1,413)	(897)
Change in cash and cash equivalents	6,933	9,574	59,495	(60,871)
Cash and cash equivalents, beginning of period	241,720	179,584	189,158	250,029
Cash and cash equivalents, end of period	$248,653	$189,158	$248,653	$189,158

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(22,676)	$(7,471)	$(68,413)	$(58,212)
Add:
Depreciation and amortization expense	14,813	13,508	56,146	52,928
Interest expense, net	6,275	7,926	29,145	31,626
Other expense (income), net	2,479	(559)	781	253
Benefit from income taxes	(87)	(2,140)	(1,741)	(8,344)
Stock-based compensation expense	7,579	10,452	41,602	53,873
Acquisition-related expense	2,632	2,429	21,556	21,234
Non-recurring litigation costs	18	—	33	—
Purchase accounting deferred revenue discount	730	924	5,496	3,299
Impairment of goodwill	12,500	—	12,500	—
Adjusted EBITDA	$24,263	$25,069	$97,105	$96,657

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of net loss to non-GAAP net income:
Net loss	$(22,676)	$(7,471)	$(68,413)	$(58,212)
Add:
Stock-based compensation expense	7,579	10,452	41,602	53,873
Amortization of purchased intangibles	14,473	12,984	54,609	50,930
Amortization of debt discount	569	567	2,256	2,249
Acquisition-related expense	2,632	2,429	21,556	21,234
Nonrecurring litigation expense	18	—	33	—
Purchase accounting deferred revenue discount	730	924	5,496	3,299
Impairment of goodwill	12,500	—	12,500	—
Tax effect of adjustments above	(1,560)	(1,415)	(7,985)	(6,063)
Non-GAAP net income	$14,265	$18,470	$61,654	$67,310

Weighted average ordinary shares outstanding, basic	31,906,980	30,677,368	31,528,881	30,295,769
Weighted average ordinary shares outstanding, diluted	38,639,536	31,000,387	34,059,394	30,846,412
Non-GAAP earnings per share, basic	$0.45	$0.60	$1.96	$2.22
Non-GAAP earnings per share, diluted	$0.37	$0.60	$1.81	$2.18

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by operating activities	$5,841	$13,092	$29,979	$41,738
Less: Purchase of Property and Equipment	(148)	(150)	(866)	(1,115)
Free Cash Flow	$5,693	$12,942	$29,113	$40,623

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Stock-based compensation:
Cost of revenue	$497	$544	$1,984	$2,088
Research and development	626	758	2,733	3,085
Sales and marketing	655	1,565	4,239	5,957
General and administrative	5,801	7,585	32,646	42,743
Total	$7,579	$10,452	$41,602	$53,873

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Depreciation:
Cost of revenue	$2	$3	$8	$30
Operating expense	338	521	1,529	1,968
Total	$340	$524	$1,537	$1,998

Amortization:
Cost of revenue	$3,112	$2,975	$12,469	$11,583
Operating expense	11,361	10,009	42,140	39,347
Total	$14,473	$12,984	$54,609	$50,930